Exhibit 99.1

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, MD 20814

Ph. (301) 941-1500

Fax (301) 941-1553

www.lasallehotels.com

LASALLE HOTEL PROPERTIES REPORTS FIRST QUARTER RESULTS

BETHESDA, MD, April 18, 2007 — LaSalle Hotel Properties (NYSE: LHO) today reported net income to common shareholders of $15.7 million, or $0.39 per diluted share for the quarter ended March 31, 2007, compared to net income of $33.3 million, or $0.87 per diluted share for the prior year. Net income includes the $30.3 million net gain on sale of the LaGuardia Marriott and the $3.9 million write-off of the non-cash costs associated with the initial issuance of the Company’s Series A Preferred Shares, which were redeemed by the Company in March 2007. Net income for the first quarter of 2006 includes the $38.4 million net gain on the sale of the Chicago Marriott Downtown.

For the quarter ended March 31, 2007, the Company generated funds from operations (“FFO”) of $7.6 million versus $12.2 million for the same period of 2006. On a per diluted share basis, FFO for 2007 was $0.19 versus $0.32 a year ago. FFO has been reduced by the $3.9 million non-cash write-off of the initial issuance costs of the Series A Preferred Shares due to their redemption in March 2007. Excluding these non-cash costs, FFO for the first quarter of 2007 would be $11.5 million or $0.29 per diluted share.

The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter was $58.8 million as compared to $62.8 million for the same period of 2006. EBITDA includes the $30.3 million net gain on sale of the LaGuardia Marriott in 2007 and the $38.4 million net gain on the sale of the Chicago Marriott Downtown in 2006. Excluding these gains, EBITDA would be $28.5 million for the first quarter of 2007 versus $24.5 million for the comparable quarter in 2006, representing an increase of 16.6 percent.

Room revenue per available room (“RevPAR”) increased 1.8 percent for the first quarter to $119.30 versus the previous year. Average daily rate (“ADR”) climbed 5.4 percent to $180.94 compared to the first quarter of 2006, while occupancy declined 3.4 percent to 65.9 percent.

The Company’s hotels generated $30.7 million of EBITDA in the first quarter compared with $31.0 million last year. EBITDA margins across the Company’s portfolio decreased 43 basis points from the prior year period. The decline in EBITDA and EBITDA margins was anticipated and was primarily attributable to disruptive major renovations at a substantial portion of the Company’s hotels.

“As expected, our extensive renovations and repositionings in the quarter had a negative impact on the performance of our portfolio,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “Although a few of these renovations and the associated disruptions will continue into the second quarter, the impact is forecasted to be considerably less than the first three months. While our renovation and repositioning projects are reducing our 2007 performance, we anticipate substantial performance improvements from these extensive capital investments in future years, especially 2008 through 2010, as these newly repositioned hotels ramp up to higher stabilized performance.”

As of the end of the first quarter 2007, the Company had total outstanding debt of $834.7 million. The Company’s $300.0 million credit facility had an outstanding balance of $12.0 million as of March 31, 2007. Interest expense for the quarter was $10.9 million, resulting in a trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) to interest coverage ratio of 4.3 times. As of March 31, 2007, total debt to trailing 12 month Corporate EBITDA equaled 4.2 times, one of the lowest debt to EBITDA ratios in the industry.

First Quarter Highlights

On January 12, 2007, the Company announced its monthly dividend of $0.14 per share of its common shares of beneficial interest for each of the three months of January, February and March 2007. The January dividend was paid on February 15, 2007 to common shareholders of record on January 31, 2007; the February dividend was paid on March 15, 2007 to common shareholders of record on February 28, 2007; and the March dividend was paid on April 13, 2007 to common shareholders of record on March 30, 2007.

On January 26, 2007, the Company sold the 438-room LaGuardia Marriott Hotel for $69.0 million, resulting in an approximate gain on sale of $30.3 million. The Company utilized the sale of the hotel as the disposition property in the reverse 1031 exchange established in conjunction with the Hotel Solamar acquisition in August 2006. As a result, the Company’s gain was deferred for tax purposes.

On March 6, 2007, the Company redeemed its 10  1/4% Series A Preferred Shares at a cash redemption price of $25.00 per share, plus accrued and unpaid dividends. The Company recognized a non-cash expense of $3.9 million related to the write-off of the initial issuance costs associated with the preferred shares due to the redemption of the shares.

Subsequent Events

On April 13, 2007, the Company amended and restated its $300 million senior unsecured credit facility. The terms of the amended and restated facility are substantially the same as the prior credit facility, except for a significant pricing reduction and the extension of the maturity date to April 13, 2011. The Company has an option to extend the facility to April 13, 2012. The interest rate spread over LIBOR has been reduced by 80 to 100 basis points as compared to the previous pricing grid. The unused fee for the facility was reduced by 7.5 basis points to 12.5 basis points. Additionally, LaSalle Hotel Lessee, the Company’s taxable REIT subsidiary, also amended and restated its $25 million revolver on similar terms with similar pricing reductions to the amended and restated senior unsecured credit facility.

On April 13, 2007, the Company announced a 21% increase in its monthly dividend to $0.17 per common share for each of the three months of April, May and June 2007. The April dividend will be paid on May 15, 2007 to common shareholders of record on April 30, 2007; the May dividend will be paid on June 15, 2007 to common shareholders of record on May 31, 2007; and the June dividend will be paid on July 13, 2007 to common shareholders of record on June 29, 2007.

2007 Outlook

The outlook for the second, third and fourth quarters of 2007 remains unchanged from our quarterly outlook provided on January 29, 2007. Adjusting our full year 2007 outlook for the first quarter results and assuming no major geopolitical events that might negatively impact the economy or the travel business, our outlook is as follows:

Net Income	$64.6 million - $67.0 million ($1.60 - $1.66 per diluted share);
FFO	$122.9 million - $125.3 million ($3.03 - $3.09 per diluted share); and
EBITDA	$240.1 million - $242.5 million.

Excluding the $30.3 million gain on sale and the non-cash write-off of the $3.9 million issuance costs, the Company’s outlook for 2007 is as follows:

Net Income	$38.2 million - $40.6 million ($0.95 - $1.00 per diluted share);
FFO	$126.8 million - $129.2 million ($3.13 - $3.19 per diluted share); and
EBITDA	$209.8 million - $212.2 million.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust, owning 31 upscale and luxury full-service hotels, totaling approximately 8,500 guest rooms in 14 markets in 11 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Gemstone Hotels & Resorts, LLC, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about the performance improvements related to renovations and repositionings, EBITDA, FFO and Net Income. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended March 31,
	2007	2006
Revenues:
Hotel operating revenues:
Room revenue	$80,715	$65,463
Food and beverage revenue	35,154	30,618
Other operating department revenue	9,338	7,395

Total hotel operating revenues	125,207	103,476
Participating lease revenue	5,517	5,227
Other income	1,198	26

Total revenues	131,922	108,729

Expenses:
Hotel operating expenses:
Room	20,841	16,767
Food and beverage	26,149	22,405
Other direct	4,827	4,482
Other indirect	38,461	32,331

Total hotel operating expenses	90,278	75,985
Depreciation and amortization	22,140	16,660
Real estate taxes, personal property taxes and insurance	8,146	5,219
Ground rent	1,441	1,394
General and administrative	3,910	3,174
Other expenses	575	262

Total operating expenses	126,490	102,694

Operating income	5,432	6,035
Interest income	824	677
Interest expense	(11,443)	(9,014)

Loss before income tax benefit, minority interest, equity in earnings of joint venture and discontinued operations	(5,187)	(2,302)
Income tax benefit	3,381	3,660
Minority interest of common units in Operating Partnership	(74)	(80)
Minority interest of preferred units in Operating Partnership	(1,526)	(1,064)
Equity in earnings of joint venture	—	38,411

(Loss) income from continuing operations	(3,406)	38,625

Discontinued operations:
Income from operations of properties disposed of, including gain on disposal of assets of $30,262	30,325	43
Minority interest, net of tax	(1)	—
Income tax benefit	73	203

Net income from discontinued operations	30,397	246

Net income	26,991	38,871
Distributions to preferred shareholders	(7,471)	(5,611)
Issuance costs of redeemed preferred shares	(3,868)	—

Net income applicable to common shareholders	$15,652	$33,260

	For the three months ended March 31,
	2007	2006
Earnings per Common Share - Basic:
(Loss) income applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$(0.37)	$0.86
Discontinued operations	0.76	0.01

Net income applicable to common shareholders after dividends paid on unvested restricted shares	$0.39	$0.87

Earnings per Common Share - Diluted:
(Loss) income applicable to common shareholders before discontinued operations	$(0.37)	$0.86
Discontinued operations	0.76	0.01

Net income applicable to common shareholders	$0.39	$0.87

Weighted average number of common shares outstanding:
Basic	39,843,954	38,052,908
Diluted	40,112,872	38,431,801

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(Dollars in thousands, except share data)

(Unaudited)

	For the three months ended March 31,
	2007	2006
Funds From Operations (FFO):
Net income applicable to common shareholders	$15,652	$33,260
Depreciation	22,016	17,075
Equity in depreciation of joint venture	—	178
Amortization of deferred lease costs	124	36
Minority interest:
Minority interest of common units in Operating Partnership	74	80
Minority interest in discontinued operations	1	—
Less: Equity in gain on sale of property	—	(38,393)
Net gain on sale of property disposed of	(30,262)	—

FFO	$7,605	$12,236

Weighted average number of common shares and units outstanding:
Basic	39,947,484	38,129,385
Diluted	40,216,403	38,508,278

	For the three months ended March 31,
	2007	2006
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$15,652	$33,260
Interest	11,443	9,014
Equity in interest expense of joint venture	—	317
Income tax benefit:
Income tax benefit	(3,381)	(3,660)
Income tax benefit from discontinued operations	(73)	(203)
Depreciation and amortization	22,191	17,159
Equity in depreciation/amortization of joint venture	—	201
Minority interest:
Minority interest of common units in Operating Partnership	74	80
Minority interest of preferred units in Operating Partnership	1,526	1,064
Minority interest of discontinued operations	1	—
Distributions to preferred shareholders including issuance costs of redeemed preferred shares	11,339	5,611

EBITDA	$58,772	$62,843

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

	For the three months ended March 31,
	2007	2006
TOTAL PORTFOLIO
Occupancy	65.9%	68.3%
Increase/(Decrease)	(3.4)%
ADR	$180.94	$171.65
Increase/(Decrease)	5.4%
REVPAR	$119.30	$117.18
Increase/(Decrease)	1.8%

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of March 31, 2007, excluding DC Thomas Circle (closed for renovations). The Le Parc Suite Hotel, House of Blues Hotel, Westin Michigan Avenue, Alexis Hotel, Hotel Solamar, Holiday Inn Wall Street and Burbank Graciela are shown in 2006 for their comparative period of ownership in 2007.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(Unaudited)

Prior Year Operating Data

	1Q’2006	2Q’2006	3Q’2006	4Q’2006	Full Year 2006
Occupancy	68.3%	78.8%	79.2%	67.6%	73.5%
ADR	$171.65	$199.06	$200.07	$193.36	$191.74
REVPAR	$117.18	$156.88	$158.51	$130.74	$140.91

Note:

This schedule includes historical operating data for the owned hotels open and operating as of March 31, 2007 (excludes the DC Thomas Circle). Historical data is included in 2006 for each hotel’s comparative period of ownership in 2007.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(Dollars in thousands)

(Unaudited)

	For the three months ended March 31,
	2007	2006
Revenues
Room	88,840	87,308
Food & beverage	38,443	38,959
Other	9,833	9,405

Total hotel sales	137,116	135,672

Expenses
Room	22,512	22,203
Food & beverage	28,185	28,207
Other direct	5,121	5,178
General & administrative	12,195	11,716
Sales & marketing	11,096	10,848
Management fees	4,230	4,575
POM	6,497	6,399
Energy	6,324	6,220
Property Taxes	6,891	5,875
Other Fixed expenses	3,324	3,448

Total hotel expenses	106,375	104,669

EBITDA	$30,741	$31,003

Note:

This schedule includes the operating data for all properties leased to LHL, and to third parties as of March 31, 2007, excluding DC Thomas Circle (closed for renovations). The Le Parc Suite Hotel, House of Blues Hotel, Westin Michigan Avenue, Alexis Hotel, Hotel Solamar, Holiday Inn Wall Street & Graciela Burbank are shown in 2006 for their comparative period of ownership in 2007.